Exhibit 10.17

AMENDMENT TO THE

GLOBAL SERVICE AGREEMENT

This Amendment, to the Global Service Agreement dated May 24, 2016 between Nukkleus Limited, a private limited Bermuda company (“Nukk”) and FXDirectDealer, LLC, a limited liability company organized under the laws of the State of Delaware (“FXDD”) (the “Original Agreement”), which was amended on October 17, 2017, is entered this 24th day of April 2023. All defined terms not defined herein shall have the meaning as set forth in the Original Agreement.

1.	The Parties hereby agree that Section 28 of the Original Agreement shall be amended and restated as follows:

Commencing May 1, 2023, Nukk shall compensate FXDD at a rate of USD$1,550,000 per month (the “Rates”). The Rates are subject to change with reasonable notice depending upon the type of business and Support required at that particular time, but, in no event shall the total charge be less than the agreed upon rate per month for the first three years, unless otherwise agreed to in writing. The compensation shall be paid to FXDD, in arrears daily, with final adjustment no later than the 25th of each consecutive month.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above written.

Nukkleus Limited	FXDirectDealer, LLC

By:	By:

Name and title:	Name and title:

Signatures

Date:	Aug 09 2023	Signature:	/s/ Emil Assentato
Emil Assentato

Date:	Aug 09 2023	Signature:	/s/ Joseph Botkier
Joseph Botkier